STRADLEY RONON
STEVENS & YOUNG
2600 One Commerce Square
Philadelphia, Pennsylvania 19103-7098
(215) 564-8000
Fax: (215) 564-8120


                                 January 8, 1993

Franklin Strategic Mortgage Portfolio
777 Mariners Island Boulevard
San Mateo, California 94404

Gentlemen:

            We understand that the Franklin Strategic Mortgage Portfolio, a Delaware business trust (the "Trust"), has filed with the Securities and Exchange Commission a Registration Statement on Form N-1A under the Securities Act of 1933 and the Investment Company Act of 1940. We also understand that, pursuant to said Registration Statement, the Trust has elected to register an indefinite number of shares of beneficial interest pursuant to Rule 24f-2 under the Investment Company Act of 1940.

            In connection with the registration of such shares, we have examined the Trust's Agreement and Declaration of Trust, its Bylaws, and the Registration Statement, as amended, or as proposed to be amended, including all exhibits thereto, as well as such other records and documents as we have deemed necessary. Based upon such examination, we are of the opinion that:

             1. The Trust has been duly organized and is validly existing in good standing as a business trust under the laws of the State of Delaware; and

            2. The shares of beneficial interest in the Trust to be offered to the public have been duly authorized for issuance and will be legally issued, fully paid and non-assessable when said shares have been issued and sold in accordance with the terms and in the manner set forth in the Trust's Registration Statement, as amended.

            We hereby consent to the filing of this opinion as an exhibit to the Trust's Registration Statement and to the reference to our name in the documents comprising said Registration Statement.

                                          Very truly yours,

                                          /s/ Audrey C. Talley
                                          By: Audrey C. Talley